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                                                                    EXHIBIT 5.01


                        [FENWICK & WEST, LLP LETTERHEAD]


                               September 9, 1999




Versant Corporation
6539 Dumbarton Circle
Fremont, California 94555

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "SEC") on or about September 9, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,663,505 shares of your Common Stock (the "Stock"), 1,173,706 shares of which are subject to issuance by you upon the conversion of 586,853 shares of Series A preferred stock and 1,489,799 of which are subject to issuance by you upon the exercise of outstanding warrants (the "Warrants"). Each of these shares of Stock may be sold only by certain selling security holders named in the Registration Statement and in subsequent amendments thereto (the "Selling Security Holders"). The Stock is to be registered for an offering on a delayed or continuous basis as set forth in the Registration Statement, the prospectus contained therein and the supplements to the prospectus.

     In rendering this opinion, we have examined the following:

     (1) your Amended and Restated Articles of Incorporation, as amended, and Bylaws, each as filed with your registration on Form SB-2 (File Number 333-4910-LA) declared effective by the SEC on July 17, 1996;

     (2) your registration statement on Form 8-A (File Number 000-22697) filed with the SEC on May 31, 1996, together with the order of effectiveness issued by the SEC therefor on July 17, 1996;

     (3) the Registration Statement, together with the exhibits filed as a part thereof, and the prospectuses prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in your minute books that are in our possession;

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     (5)  your statement as to the number, as of September 9, 1999, of (a)
          outstanding shares of your common stock, (b) outstanding options, warrants and rights to purchase common stock and (c) any additional shares of common stock reserved for future issuance in connection with your stock option and purchase plans and all other plans, agreements or rights;

     (6) oral verification from your transfer agent of the number of issued and outstanding shares of your common stock as of the date hereof;

     (7)  your fiscal 1998 Annual Report on Form 10-KSB;

     (8) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations; and

     (9) The Preferred Stock and Warrant Purchase Agreement entered into as of June 28, 1999 (the "Purchase Agreement") and form of Warrants.

     By telephone call to the offices of the SEC, we have confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     In rendering this opinion, we have also assumed that, at the time of any issuance of any shares of Stock, the number of shares of the Company's Common Stock so issued will not exceed that number of shares of Common Stock obtained by subtracting from the number of shares of Common Stock then authorized under the Articles of Incorporation: (a) the number of shares of Common Stock that are then issued, and (b) the number of shares of Common Stock that are then reserved for issuance pursuant to then outstanding commitments or obligations of Versant Corporation.

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     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     You have informed us that you intend to issue the unissued Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, you will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the prospectus and the applicable prospectus supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the SEC or other governmental body. We also assume you will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.

     Based upon the foregoing assumptions, understandings and qualifications, we are of the opinion that the up to 2,663,505 shares of Stock that may be sold by the Selling Security Holders pursuant to the Registration Statement, when issued pursuant to the applicable Purchase Agreement, the Warrants and the Company's Articles of Incorporation and evidenced by appropriate certificates that have been properly executed and delivered, and when issued and sold in accordance with and in the manner referred to in the relevant prospectus associated with the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

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     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        FENWICK & WEST LLP


                                        By: /s/ Barry J. Kramer
                                           -------------------------------------
                                           Barry J. Kramer, a Partner

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